EXHIBIT 23.2

CONSENT OF PENDER NEWKIRK & COMPANY LLP

Independent Registered Certified Public Accountants

We hereby consent to the incorporation by reference in Registration Statement on Form S-8 (No. 333-186920) of our report dated August 21, 2012, with respect to the consolidated financial statements of CytoDyn Inc. (the “Company”) appearing in this Annual Report on Form 10-K for the year ended May 31, 2013.

/s/ Pender Newkirk & Company LLP

Pender Newkirk & Company LLP

Tampa, Florida

August 29, 2013